WILTON REASSURANCE LIFE COMPANY OF NEW YORK
As filed with the Securities and Exchange Commission on April 28, 2022
FILE NO. 333-260634

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILTON REASSURANCE LIFE COMPANY
OF NEW YORK
(Exact Name of Registrant as specified in its charter)

NEW YORK	6311	94-1516991
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
800 Westchester Avenue
Suite 641 North
Rye Brook, New York 10573
(203) 762-4400
(Address, including zip code, and telephone Number, including area code, of registrant’s Principal Executive Offices)

CT CORPORATION SYSTEM
28 Liberty Street
Floor 42
New York, NY 10005
(212) 894-8940
(Name, address, including zip code, Address and Telephone Number, including area code, of Agent for Service)
COPIES TO:
Jaime Merritt
Wilton Reassurance Life Company of New York
20 Glover Avenue
Norwalk, CT 06850

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-260634) of Wilton Reassurance Life Company of New York is to provide incorporation by reference to Exhibits 24 (b) and 107 to the Registration Statement as indicated in Item 16 of Part II of this amendment. No change is made to Part I of the Registration Statement and it is therefore omitted from this filing. Part I of this Form S-1 is incorporated by reference from Post-Effective Amendment No. 1 for this Registration Statement (File No. 333-260634) filed on April 11, 2022. No change is made to Part II of the Registration Statement, other than to Item 16 as noted above. Accordingly, this amendment consists only of the facing page, this Explanatory Note, Part II, and the signature page to the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$ 0
Cost of printing and engraving	$ 150
Legal fees	$ 0
Accounting fees	$ 6,000
Mailing fees	$ 735
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Amended and Restated Charter of Wilton Reassurance Life Company of New York (Depositor) provide for the indemnification of its directors against damages for breach of duty as a director, so long as such person acts or omissions were not in bad faith or involve intentional misconduct or acts or omissions that such person know or reasonable should have known violated the Insurance law or that constituted a knowing violation of any other law that such person personally gain in fact a financial profit or other advantage to which such person was not legally entitled.
Under the terms of the underwriting agreement, the Depositor agrees to indemnify the Distributor for any act or omission in the course of or in connection with rendering services under the underwriting agreement or arising out of the purchase, retention or surrender of a contract; provided however that the company will not indemnify Distributor for any such liability that results from the willful misfeasance, bad faith or gross negligence of Distributors or from the reckless disregard by Distributors of its duties and obligations arising under the underwriting agreement.
Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public Policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public Policy as expressed in the Act and will be governed by the final adjudication of such issue.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
Not applicable.

ITEM 16. EXHIBITS
(1)(1) Amended and Restated Principal Underwriting Agreement between Allstate Life Insurance Company of New York and Allstate Distributors, L.L.C., in its capacity as successor in interest to ALFS, Inc., effective June 1, 2006. Incorporated herein by reference to Exhibit (1)(d) to Allstate Life Insurance Company of New York’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed on April 1, 2016. (SEC File No.  333-203177)
(1)(2) Amendment to Amended and Restated Principal Underwriting Agreement between Allstate Life Insurance Company of New York and Allstate Distributors, L.L.C., Incorporated herein by reference to Form S-1 Registration Statement of Wilton Reassurance Life Company of New York (SEC File No. 333-260634) filed on November 1, 2021.
(2)(1) Board of Directors Resolution approving plan of merger – Allstate New York. Incorporated herein by reference to Form S-1 Registration Statement of Wilton Reassurance Life Company of New York (SEC File No. 333-260634) filed on November 1, 2021.
(2)(2) Board of Directors Resolution approving plan of merger – WRNY. Incorporated herein by reference to Form S-1 Registration Statement of Wilton Reassurance Life Company of New York (SEC File No. 333-260634) filed on November 1, 2021.
(3)(1) Amended and Restated Charter of Wilton Reassurance Life Company of New York. Incorporated herein by reference to Form S-1 Registration Statement of Wilton Reassurance Life Company of New York (SEC File No. 333-260634) filed on November 1, 2021.
(4)(1) Form of AIM Lifetime Plus(SM) Variable Annuity Contract (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (SEC File No. 033-65381) dated September  23, 1996.)
(4)(2) Form of AIM Lifetime Plus(SM) II Variable Annuity Contract (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (SEC File No. 033-65381) dated November  12, 1999.)
(4)(3) Form of “Allstate Custom Portfolio” and “SelectDirections(SM)” Variable Annuity Contract (Incorporated herein by reference to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (SEC File No. 333-94785) dated January  14, 2000.)
(4)(4) Form of Amendatory Endorsement to Add Dollar Cost Averaging Fixed Accounts to the “Allstate Custom Portfolio” and “SelectDirections” Variable Annuity (Incorporated herein by reference to Post-Effective Amendment No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (SEC File No. 333-94785) dated April 20, 2001.)
(4)(5) Form of Amendatory Endorsement for Transfer Limitations under the “Allstate Custom Portfolio” and “SelectDirections” Variable Annuity (Incorporated herein by reference to Post-Effective Amendment No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (SEC File No. 333-94785) dated April 20, 2001.)
(4)(6) Form of Death Benefit Endorsement (Previously filed in Post-Effective Amendment No. 1 to the Registration Statement filed by Allstate Life of New York (SEC File No. 333-100029) dated April 11, 2003.)
(5)(1) Opinion and Consent of General Counsel re: Legality. Incorporated herein by reference to Form S-1 Registration Statement of Wilton Reassurance Life Company of New York (SEC File No. 333-260634) filed on November 1, 2021.
(6) None
(7) None
(8) None
(9) None
(10) Material Contracts
(10)(1) Service Agreement among Allstate Life Insurance Company of New York, Intramerica Life Insurance Company and Wilton Re Services, Inc., effective October 1, 2021. Incorporated herein by reference to Form S-1 Registration Statement of Wilton Reassurance Life Company of New York (SEC File No. 333-260634) filed on November 1, 2021.
(11) Not Applicable.
(12) Not Applicable.
(13) Not Applicable.
(14) Not Applicable.
(15) Not Applicable.
(16) Not Applicable.
(17) Not Applicable.
(18) Not Applicable.
(19) Not Applicable.
(20) Not Applicable.
(21) Subsidiaries of the registrant

Wilton Re Group Corporate Organization

as of November 1, 2021

Canada Pension Plan Investment Board
CPP Investment Board (USRe VI) Inc.
Note 2, 4
Wilton Re Ltd. (Nova Scotia)
Members of Wilton Re Management
Note 1
Note 1
0% Voting
100% Economic Interest
Note 5
Note 6
Wilton Re Overseas Limited (Bermuda Reinsurer)
Wilton Reinsurance Bermuda Limited (Bermuda Reinsurer)
Wilton Re U.S. Holdings Trust (Ontario Trust) Note 3
Proj Fox Acquisition Inc. (Nova Scotia)
Mills Creek LLC (Delaware)
1A
Wilton Re U.S. Holdings, Inc. (Delaware) Note 4
Wilton Reassurance Company (Minnesota Insurer)
Wilton Re Services, Inc. (Delaware)
Wilton Re Finance LLC (Delaware)
Wilcac Structured Settlements, Inc. (Illinois)
Wilton Re Assignment Illinois, Inc. (Illinois)
Wilton Re Assignment Kentucky, Inc. (Kentucky)
Wilton Re Annuity Service Corporation (New Mexico)
Wilton Re Structured Settlements, Inc. (Kentucky)
Redding Reassurance Company 3 LLC (Missouri SPLRC)
Wilton Reassurance Life Company of New York (New York Insurer)
Note 7
Texas Life Insurance Company (Texas Insurer)
Wilcac Life Insurance Company (Illinois Insurer)

100% ownership unless otherwise noted.

Note 1 *Wilton Re Ltd.'s shares represent 96% and 75%, respectively of the aggregate economic and voting rights associated with Wilton Re Bermuda's common shares. Wilton Re U.S. Holding's shares represent 4% and 25%, respectively of the aggregate economic and voting rights associated with Wilton Re Bermuda's common shares.*

Note 2 *CPP Investment Board (USRe VI) Inc. holds approximately 99.3% voting common and 100% non-voting shares.*

Note 3 *WRUSH Trust governed by five designated trustees. See governing trust agreement for control features.*

Note 4 *Excludes certain shares or voting arrangements which do not affect control or beneficial ownership.*

Note 5 *Wilton Re Ltd. owns voting shares (88.24%); economic shares (100%) of Proj Fox Acquisition Inc.*

Note 6 *Members of Wilton Re management own voting shares (11.76%); economic shares (0%) of Proj Fox Acquisition Inc.*

Note7 *Allstate Life Insurance Company of New York and Intramerica Life Insurance Company were merged with and into Wilton Reassurance Life Company of New York effective November 1, 2021.*

(22) Not Applicable.
(23) Consent of independent auditors (previously filed by Post-Effective Amendment No. 1 to this Registration Statement on Form S-1 filed April 11, 2022 (Registration No. 333-260634).
(24) Power of Attorney Dwyer, Moser Incorporated by reference from Post-Effective Amendment No. 1 for this Registration Statement filed April 11, 2022 (File No. 333-260634)
(b) Power of Attorney Fleitz, Ponomarev, Braun, Sheefel, Lash, Schreiner, Overbeeke, Quinn, Deutsch, Sarlitto, Fahr Incorporated by reference from Registration Statement on Form N6 for Allstate Life of New York Variable Life Separate Account A, filed November 1, 2021 (File No. 333-260638, 811-21250).
(25) None
(96) Technical report summary. N/A
(99) Experts (previously filed by Post-Effective Amendment No. 1 to this Registration Statement on Form S-1 filed April 11, 2022 (Registration No. 333-260634).
(107) Filing Fees. Incorporated herein by reference to Form S-1 Registration Statement of Wilton Reassurance Life Company of New York (SEC File No. 333-260634) filed on November 1, 2021.

ITEM 17. UNDERTAKINGS.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Norwalk, State of Connecticut on the 28th day of April, 2022.

WILTON REASSURANCE LIFE COMPANY OF NEW YORK
(REGISTRANT)

By:	/s/
Michael E. Fleitz, Director and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 28th day of April, 2022.

Signature	Title	Date

Michael E. Fleitz*	Director and Chairman of the Board (Principal Executive Officer)	04/28/22

Dmitri Ponomarev*	Director and Vice Chairman	04/28/22

Perry H. Braun*	Director, Senior Vice President, Chief Investment Officer	04/28/22

Scott Sheefel*	Director, President	04/28/22

Steven D. Lash*	Director, Group Chief Financial Officer, Senior Vice President (Principal Financial Officer)	04/28/22

Susan Moser*	Director	04/28/22

Robert Fahr*	Vice President, Controller	04/28/22

John P. Schreiner *	Director	04/28/22

David Overbeeke *	Director	04/28/22

John J. Quinn *	Director	04/28/22

Robert Deutsch *	Director	04/28/22

James R. Dwyer *	Director	04/28/22

/s/ Karen Carpenter
*Signed by Karen Carpenter as Attorney in Fact